EXHIBIT 23.4


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement on Form S-8 for the Time Warner Inc. 1994 Stock Option Plan.



ARTHUR ANDERSEN LLP

Stamford, Connecticut
April 4, 1996